Exhibit 99.1

Corcentric, Inc. To Acquire Determine, Inc.

CHERRY HILL, NJ– February 11, 2019 – Corcentric, Inc. (“Corcentric”), a leading provider of procurement and financial process automation solutions , announced today that it signed a definitive purchase agreement with Determine, Inc. (OTCQB: DTRM) a leader in global Source-to-Pay and Enterprise Contract Lifecycle Management Cloud Platform solutions to acquire substantially all the assets of Determine for cash of approximately $32 million. This transaction is expected to close within the second calendar quarter of 2019.

Corcentric is a leading provider of procurement and finance solutions that transform how companies purchase, pay, and get paid. Its procurement, accounts payable, and accounts receivable solutions empower companies to spend smarter, optimize cash flow, and drive profitability. Corcentric currently serves more than 6,000 customers representing multiple industries including manufacturing, transportation, wholesale/distribution, retail, healthcare, and financial services. Corcentric was recently named a leader in the IDC MarketScape Worldwide SaaS and Cloud-Enabled Accounts Payable Applications.

Determine is recognized as a leading global provider of SaaS Source-to-Pay and Enterprise Contract Lifecycle Management solutions. Determine’s mission is to provide industry-leading cloud solutions to maximize its customers’ visibility and financial return from their spend, supplier and contractual data. Determine’s flagship offering, the Determine Cloud Platform (DCP), provides procurement, legal, and finance professionals with analytics for their supplier, contract, and financial performance. Determine’s applications empower customers to drive new revenue, identify savings, improve compliance, and mitigate risk. The Determine Cloud Platform seamlessly integrates with major ERP or third-party systems such as SAP, Oracle, Sage, QAD, and Microsoft features full DocuSign integration and is an integrated Application and on the AppExchange with Salesforce.com. Determine delivers a modular “now and later” platform approach that solves immediate challenges and enables growth as business needs dictate over time. Determine currently serves more than 244 global customers spanning a wide spectrum of industries including: financial services, insurance, pharmaceuticals, healthcare, retail, transportation, and manufacturing.

The parties believe this transaction will bring significant value and opportunity to the combined business and its collective customers and prospects. The key benefits include:

●	Revenue growth opportunities including the up-selling of new products and services across the new combined company’s customer base.
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Creation of a one-stop shop providing access to the full spectrum of Procure-to-Pay (P2P) of solutions and combining this leading technology with great service to deliver the best outcome for both customers and prospects.

●	Opportunity to add robust incremental service offerings on to the Determine Cloud Platform.

The purchase agreement, which has been approved by the Board of Directors of both companies, is conditioned upon, among other things, the approval of Determine’s stockholders, and other customary closing conditions. In order to accommodate French labor law, the closing is also contingent upon the required prior consultation with Determine’s works council. Subject to the satisfaction of these conditions, the transaction is expected to close in the second calendar quarter of 2019.

Matt Clark, President and COO of Corcentric said, “The acquisition of Determine is both synergistic and transformative for Corcentric. We’ve followed the Determine Cloud Platform development for some time and are excited by the prospect of adding its robust capabilities, along with the collective Determine team’s business experience, to the Corcentric family. We believe blending Determine with Corcentric gives the newly-combined company an opportunity to deliver more value to our customers and prospects, and it increases our global market footprint so we will have the opportunity serve an expanded base."

Patrick Stakenas, President and Chief Executive Officer of Determine said, “We are very excited about the opportunity to elevate the Determine Cloud Platform and consolidate the Determine team, technology and know-how with Corcentric. There is tremendous value that this new relationship will unlock for our customers, prospects and employees. We have worked very hard over the last few years to develop our innovative platform and we are eager to bring this robust solution to Corcentric’s customers as well as to a wider market though broader distribution opportunities.”

MidMarket Capital Advisors is acting as an advisor and Wilson Sonsini Goodrich & Rosati is acting as legal advisor to Corcentric in this transaction. Needham & Company, LLC is acting as financial advisor and O’Melveny & Meyers LLP is acting as legal advisor to Determine in this matter.

About Determine, Inc.

Determine, Inc. (OTCQB: DTRM) is a leading global provider of SaaS Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) solutions. The Determine Cloud Platform provides procurement, legal and finance professionals analytics of their supplier, contract, and financial performance. Our technologies empower customers to drive new revenue, identify savings, improve compliance, and mitigate risk.

The Determine Cloud Platform seamlessly integrates with major ERP or third-party systems such as SAP, Oracle, Sage, QAD, and Microsoft. Modular solutions can be configured to add more as needed to provide additional value beyond spend management. Our unified master database and business process approach empower users at every level to make more informed and smarter decisions. www.determine.com

About Corcentric

Corcentric is a leading provider of procurement and finance solutions that transform how companies purchase, pay, and get paid. Corcentric’s procurement, accounts payable, and accounts receivable solutions empower companies to spend smarter, optimize cash flow, and drive profitability. Since 1996, more than 6,000 customers from the middle market to the Fortune 1000 have used Corcentric to reduce costs and improve working capital. Learn more at corcentric.com, or follow Corcentric on LinkedIn at: https://www.linkedin.com/company/corcentric.

Additional Information and Where to Find It

In connection with the proposed sale of substantially all assets of Determine to Corcentric pursuant to the terms of the purchase agreement, Determine will file with the SEC a proxy statement, which will be mailed or otherwise disseminated to Determine’s stockholders when it becomes available. Investors are urged to read the proxy statement (including all amendments and supplements) because they will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about Determine, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of these documents may also be obtained for free from Determine’s web site at www.determine.com.

Participants in Solicitation

Determine and its officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Determine in connection with the proposed transaction. Information about Determine’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on June 29, 2018, as amended. Investors may obtain more detailed information regarding the direct and indirect interests of Determine and its executive officers and directors in the acquisition by reading the preliminary and definitive proxy statement regarding the transactions contemplated by the purchase agreement, which will be filed with the SEC.

Forward Looking Statements

This written communication contains forward-looking statements that involve risks and uncertainties concerning Corcentric’s proposed acquisition of substantially all of Determine’s assets, Determine’s expected financial performance, as well as Determine’s strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that Determine may be unable to obtain required stockholder approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the reaction of customers to the transaction; general economic conditions; the transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the parties to the transaction; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction and the actual terms of any financings that will be obtained for the transaction; the outcome of any legal proceedings related to the transaction; and the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. In addition, please refer to the documents that Determine files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by Determine identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. All forward-looking statements speak only as of the date of this written communication or, in the case of any document incorporated by reference, the date of that document. Determine is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.

Contact:

Michael Mitchell

Phone Number: +1 650-532-1590

Email: pr@determine.com